SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2009 (June 25, 2009)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 3.

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2009, Torchmark Corporation (“Torchmark”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”), for the issuance and sale of $300,000,000 aggregate principal amount of Torchmark’s 9.25% senior notes due 2019 (the “Notes”). The Notes will be issued under an Indenture dated as of February 1, 1987 (as supplemented, the “Indenture”), between Torchmark and Morgan Guaranty Trust Company of New York (the “Original Trustee”), as supplemented by the Supplemental Indenture, dated as of December 14, 2001 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of June 23, 2006 (the “Second Supplemental Indenture”), and as proposed to be further supplemented by a Third Supplemental Indenture, to be dated as of June 30, 2009 (the “Third Supplemental Indenture”), between Torchmark and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), the successor-in-interest to the Original Trustee.

Torchmark expects that the net proceeds of this offering will be approximately $296,970,000, after giving effect to the underwriting discount and estimated expenses of the offering. The offering of the Notes is being made pursuant to Torchmark’s shelf registration statement on Form S-3 (File No. 333-159910, the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 11, 2009, and a related Prospectus Supplement dated June 25, 2009, which was filed with the SEC on June 26, 2009 (the “Prospectus Supplement”). Further information concerning the Notes and related matters is set forth in the Prospectus Supplement.

The Underwriting Agreement includes customary representations, warranties and covenants by Torchmark. It also provides for customary indemnification by each of Torchmark and the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes.

The Notes will bear interest at the rate of 9.25% per annum. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on December 15, 2009. The Notes will mature on June 15, 2019.

The Indenture provides that if an event of default shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of debt securities of the affected series issued under the Indenture then outstanding may declare the principal amount of all the debt securities and interest, if any, accrued thereon to be due and payable immediately. An event of default with respect to the Notes is defined in the Indenture as being (i) Torchmark’s failure to pay any installment of interest on the Notes for 30 days after the date payment is due, (ii) a default in the payment of any principal on the Notes when due at maturity, by declaration of acceleration or otherwise, (iii) Torchmark’s failure to perform any of the covenants or the breach of a covenant or warranty in the Indenture applicable to the Notes which shall not have been remedied within a period of 60 days after receipt of written notice from the trustee or holders of at least 10% aggregate principal amount of the outstanding Notes that performance or cure of breach was required, (iv) certain events involving Torchmark’s bankruptcy, insolvency or reorganization, (v) a default under any other indebtedness of Torchmark if Torchmark fails to pay a principal amount due in excess of $10,000,000 or if a principal amount in excess of $10,000,000 is declared due prior to the date it would have otherwise been due, and (vi) Torchmark’s failure to pay principal or premium, if any, on any Note called for redemption on a redemption date.

The Notes are redeemable, as a whole or in part, at Torchmark’s option, at any time or from time to time at a make-whole premium, upon notice mailed to each holder of the Notes at least 30 days but not more than 60 days prior to the redemption date. The “make-whole premium” redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Third Supplemental Indenture) on such Notes discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined in the Third Supplemental Indenture) plus 75 basis points. Accrued interest will be paid to, but excluding, the redemption date.

The foregoing description is a summary of the terms of the Underwriting Agreement and the Third Supplemental Indenture and is qualified in its entirety by reference to the Underwriting Agreement and the other documents relating to this transaction that are attached as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

From time to time, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with Torchmark. For example, affiliates of the Underwriters are participants in Torchmark’s credit facility. The Underwriters and/or their affiliates have received, and may receive, customary fees, expenses and commissions for these transactions. In addition, affiliates of SunTrust Robinson Humphrey, Inc. hold commercial paper issued by Torchmark.

The trustee for the issuance of the Notes is The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. also serves as the trustee, registrar and paying agent for Torchmark’s trust preferred securities and as trustee for certain of Torchmark’s other outstanding debt securities. Additionally, one of its affiliates, The Bank of New York Mellon, serves as Torchmark’s transfer agent and is a lender in Torchmark’s credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The documents filed herewith are incorporated by reference into Torchmark’s Registration Statement on Form S-3, File Number 333-159910.

Exhibit No.	Description
1.1	Underwriting Agreement dated June 25, 2009, among Torchmark and Wachovia Capital Markets, LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named on Schedule A thereto.

4.1	Form of Third Supplemental Indenture between Torchmark and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 9.25% Senior Notes due 2019 (incorporated by reference to Exhibit A to Exhibit 4.1).

5.1	Opinion of Maynard, Cooper & Gale, P.C.

8.1	Opinion of Maynard, Cooper & Gale, P.C. regarding certain tax matters.

12.1	Historical and Pro Forma Computation of Ratio of Earnings to Fixed Charges

23.1	Consents of Maynard, Cooper & Gale, P.C. (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: June 29, 2009	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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